Contract for Personal Property Mortgage in Maximum Amount

Contract No.: [P2012M11SCSDQ0001-0009]

Mortgager (Party A): Chisen Electric Jiangsu Co., Ltd.

Domicile: Jinyuan Road, Xuyi Economic Development Zone, Jiangsu	Post Code: 211700

Legal Representative: Xu Kecheng

Financial Institution for Deposit: Xuyi Xinhua Branch, Industrial and Commercial Bank of China

Account No.: 1110090309200077630

Tel: 0517-88555599	Fax: 0517-88556166

Mortgagee (Party B): CITIC Trust Co., Ltd.

Domicile: F/13, Capital Mansion, No. 6, Xinyuan South Road, Chaoyang District, Beijing	Post Code: 100004

Legal Representative: Pu Jian

Financial Institution for Deposit: Beijing Capital Mansion Branch, China CITIC Bank

Account No.: 7110210186800061319

Tel: 010-84861327	Fax: 010-84861380

 In order to ensure the performance of RMB Capital Loan Contract concluded by Party A and B, which number is P2012M11SCSDQ0001-0003, and Joint Repayment Contract concluded (RMB Capital Loan Contract and Joint Repayment Contract shall be hereinafter referred to as main contract) by Party A, Zhejiang Chisen Electric Co., Ltd. (hereinafter referred to as the co-obligor) and Party B, which number is P2012M11SCSDQ0001-0012, and safeguard the realization of the creditor’s right of Party B, Party A shall have the willingness to provide security guarantees of the personal property mortgage in maximum amount to the debts of Party A and the co-obligor under the main contract. Party A and B make and enter into this contract through the agreed consultation, so as to jointly observe.

Article I Basic information of the principal creditor’s right

1.1 The principal creditor’s right described hereby shall refer to the obligation of debt service of such trust loan that shall be issued by Party B to Party A of no less than Say RMB Two Hundred Million Only (In figure: ¥200,000,000.00 yuan) with 8%/year as the interest rate and three years as the loan term in accordance with the agreement of the main contract, which shall be undertaken jointly and separately by the obligor and co-obligor to Party B.

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The trust loan specified by the previous article shall be issued by Party B that is assigned by the principal, Chaowei Power Supply Co., Ltd.(hereinafter referred to as the principal), under 1201 Period Capital Trust Contract of Loan Project Between Chaowei Power Supply-Jiangsu Chisen (hereinafter referred to as Capital Trust Contract) which number is [P2012M11SCSDQ0001-0001], to Party A.

1.2 The specific information of the principal creditor’s right shall be subject to the agreement under the main contract.

1.3 The maximum amount of the maximum security guarantee under this contract shall be Say RMB Two Hundred Million Only (In figure: ¥200,000,000.00 yuan).

1.4 Under one of the following circumstances, the principal creditor’s right guaranteed by the maximum mortgage under this contract shall be determined:

(1) The date that the last principal creditor’s right occurs, which is granted to Party B over the obligor and co-obligor in accordance with the main contract;

(2) Where the new creditor’s right cannot occur;

(3) Where the mortgaged property is sealed up and detained;

(4) Where Party A is declared to be bankrupt or revoked;

(5) Other circumstance where the creditor’s right is determined in accordance with laws.

Article II Mortgaged Property

2.1 The property listed by Party A in accordance with “Mortgage Property List” hereunder shall be all the machines and equipment possessed by Party A to be mortgaged.

2.2 In case of the discrepancy between “Mortgage Property List” and the right certificate (proof) or the register of the registration authority, the right certificate (proof) or the register of the registration authority shall prevail.

2.3 Where the mortgaged property replaces the new ownership or other rights certificate (proof), causing the discrepancy between “Mortgage Property List” or other rights (mortgage right) certificate or mortgage right document received by Party B and aforesaid new right certificate (proof) or the register of the registration authority, Party A shall not refuse to bear the guarantee responsibility by such excuse.

2.4 Except as otherwise agreed by both parties or specified by laws, the new additions of the mortgaged property due to adhesion, mixture, processing, renovation and other reasons shall be the security guarantee of the creditor’s right of Party B. Party A shall go through the necessary procedures of the mortgage registration in accordance with the requirements of Party B.

2.5 In case the value of the mortgaged property has reduced or possibly reduce, which affects the realization of the creditor’s right of Party B, Party A shall provide the new guarantee in accordance with the requirements of Party B.

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Article III Scope and Period of Guarantee

3.1 The scope of guarantee hereof shall be all debts under the main contract, including but without limitations to all principals, interests (including compound interest and default interest), default fine, compensation, other expenses Party A shall pay to Party B(including but without limitations to related handling charge, telecommunication fee and incidentals) and the expenses incurred from Party B’s realization of the creditor’s right and the right of guarantee (including but without limitations to legal cost, arbitration fee, expense of property preservation, travelling expense, execution fee, assessment fee, charge for auction, notarial fees, service fee, announcement fee and counsel fee etc.).

3.2 The period of guarantee of the security mortgage hereunder shall start from the date this contract takes effect to the expiration of the proceeding period of the creditor’s right of Party B under the main contract.

Article IV Registration of Mortgaged Property

4.1 Both parties shall go through the procedures of the mortgage registration at the corresponding registration authority within 3 working days upon the date of the conclusion hereof. Party A shall deliver the other rights certificate of the mortgaged property, the original mortgage registration document and other rights certificates to Party B upon the date of completion of the mortgage registration.

The right of mortgage hereunder shall be established from the date that the legal procedures of the mortgage registration specified by the previous articles are completed.

4.2 Within the validity hereof, in case the right state of the mortgaged property has been transferred or amended with the prior written consent of Party B, the related parties shall handle the amendment registration within the legal term.

4.3 In case Party A repays the principals and interests of all loans to Party B in accordance with the term and amount agreed by the main contract, both parties shall jointly go through the procedures to cancel the registration at the registration authority and the mortgage ownership certificate, insurance policy and other documents shall be returned to Party A.

Article V Effectiveness of Mortgage Contract

This contract shall be the accessory contract of the main contract. Where the contract for principal creditor’s right and debts is invalid, this contract shall be invalid unless otherwise specified by laws. After it is identified that this contract is invalid, in case the mortgager and mortgagee are in fault, they shall bear the corresponding civil liabilities respectively in accordance with their own faults.

In case a certain article or part contents of such article hereunder are or will be invalid, such invalid article or invalid part shall in no case affect the validity of other articles or other contents of such article hereunder.

Article VI Modification of Main Contract

6.1 In case Party B and Party A agree to modify the articles of the main contract(including but without limitations to modification of the currency for repayment, repayment method, loan account number, repayment account number, the use plan of the loan, repayment plan, value date, expiration date, modification of the starting date or deadline of the term of the debt performance without extending the term of the debt performance, prolonging the term of the debt performance in accordance with the agreement or addition of the amount of the principal of the creditor’s right), Party A shall agree to bear the guarantee responsibility for the debt under the modified main contract.

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6.2 The guarantee responsibility of Party A shall not be reduced or exempted due to the occurrence of any of the following circumstances:

(1) Where Party B or Party A has the restructuring, merge, consolidation, division, addition or reduction of capital, join venture, joint operation, name change or other circumstances;

(2) Where Party B assigns the third party to perform its obligations under the main contract.

6.3 In case the creditor’s right under the main contract is transferred to the third party, Party A shall assist with Party B and such third party to handle the procedures of the mortgage modification registration as required by the laws.

6.4 Where the transfer of the creditor’s right or debts under the main contract fails to take effect, or is invalid, revoked or removed, Party A shall still bear the guarantee responsibility to Party B in accordance with the provisions hereof.

Article VII Possession and Preservation of Mortgaged Property

7.1 Party A shall properly possess, preserve and maintain the mortgaged property, rationally use the mortgaged property, maintain such mortgaged property in a sound state and pay all taxations in relation to the mortgaged property on schedule.

Party A shall deliver the original right certificate of the mortgaged property (one copy in total) to Party B for keep.

7.2 Where Party A assigns or agrees the third party to possess, preserve and use the mortgaged property, it shall notify such third party the existence of the right of mortgage and require the third party to maintain such mortgaged property in a sound state, accept the examination of Party B upon such mortgaged property and not disrupt Party B to realize the right of mortgage. The obligations of Party A under the previous article shall not be exempted thereby and Party A shall bear the liability for the actions taken by the third party.

7.3 In case the mortgage property causes the personal injury or the property damage, Party A shall unilaterally bear the liability for compensation. Provided that Party B bears the liability due to suffering the claims thereby or pays the compensation on behalf of Party A, Party B shall have the right to pursue the recovery from Party A.

7.4 Within the validity hereof, in case the value of the mortgaged property is reduced due to the actions of Party A or the third party, Party A shall notify the situation of losses to Party B in written within 15 days upon the occurrence date of the accident, and Party A shall recover the value of such mortgaged property in accordance with the requirements of Party B or provide a guarantee of value equal to the reduced value and approved by Party B. Otherwise, Party B shall have the right to claim the guarantee responsibility against Party A within the scope of the guarantee in accordance with the agreement under the main contract or the provisions of the laws.

Article VIII Insurance of Mortgaged Property

The mortgaged property shall be insured.

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The insurance of the mortgaged property shall be subject to the following agreements of both parties:

8.1 Unless otherwise agreed by both parties, Party A shall go through the insurance for the mortgaged property in accordance with the relevant laws and the type of insurance, insurance period and insured amount, which are designated by Party B. The insurer shall be equipped with the statutory qualification and good credibility.

8.2 The contents of the insurance policy shall meet the requirements of Party B and shall not have the limited conditions damaging the rights and interests of Party B. Such insurance policy shall indicate specifically that Party B shall be the payee of priority for the compensation of the insurance indemnity (the first beneficiary); the modification of such insurance policy shall be approved by Party B in writing; once when accident arises, the insurer shall directly pay the insurance indemnity to the account designated by Party B. Where the mortgaged property has been insured but the insurance policy fails to indicate the contents above, the insurance policy shall be annotated or modified correspondingly.

8.3 Party A shall ensure that the insurance is constantly valid and the insurance period shall be no less than the term of performance of the main contract. Party A shall not cause the insurance to be interrupted, revoked or invalid, or make the insurer reduce the compensation liability or modify the insurance policy without the approval of Party B for any reason. In case the insurance period is expired, where the creditor’s right secured by Party A fails to be fulfilled, Party A shall renew the insurance and correspondingly prolong the insurance period.

8.4 Party A shall deliver the original insurance policy of the mortgaged property to Party B within 3 working days upon the date of conclusion hereof (the date of the completion of the renewal if the insurance policy of the mortgaged property is renewed), and reserve all necessary documents in relation to the insurance claim or the transfer of the insurance interest in Party B.

8.5 Within the validity hereof, in case of any damage to the mortgaged property, Party A shall notify such damage and the situation of the insurance indemnity to Party B in written within 15 days upon the date of the incident occurrence. With respect to the insurance indemnity acquired upon the mortgaged property, Party B shall have the right to choose the following methods to deal with and Party A shall assist Party B in going through the related procedures:

(1) With the approval of Party B, to be used to repair the mortgaged property so as to recover the value of such mortgaged property;

(2) To liquidate or liquidate in advance the principal and interest of the debt and the relevant expenses under the main contract;

(3) To provide the pledge guarantee for the debt under the main contract;

(4) To be handled by Party A at its discretion after it provides the new guarantee in accordance with the requirements of Party B.

8.6 Within the validity hereof, in case Party A fails to handle the insurance or renewal of insurance for the mortgaged property, where the damages of the mortgaged property are attributed to the insurance coverage of such mortgaged property, or the mortgaged property suffers from the damages due to the actions of a third party and Party A fails to acquire the damages from such third party, the agreement under the Article 7.4 hereof shall apply.

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Article IX Limitation to Party A’s Disposal of Mortgaged Property

9.1 Without the written approval of Party B, Party A shall not dispose all or part of the mortgaged property by any means, including but without limitations to sale (presale), waiver, lease (including renewal of lease after the expiration of the original lease contract), giving, transfer, contribution, repeated guarantee, moving, change for public purpose, attachment to other property or renovation and division.

9.2 With the written approval of Party B, the money acquired from the disposal of the mortgaged property by Party A or other sums of money shall be deposited into the account designated by Party B. Party B shall have the right to choose any method agreed in Item (2) to (4) under Article 8.5 hereof to handle the above money and Party A shall assist Party B in handling the relevant procedures.

Article X Interference of Third Party

10.1 In case the mortgaged property is collected, expropriated, dismantled, confiscated or withdrawn for free by the State, or such mortgaged property is sealed up, frozen, seized, supervised, detained, auctioned, possessed by force, destroyed or made other disposals by a third party, Party A shall immediately notify Party B and timely take the measures to stop, remove or remedy, so as to prevent the expansion of the damages; if requested by Party B, Party A shall provide a new guarantee in accordance with the requirements of Party B.

10.2 The remaining of the mortgaged property shall be deemed as the security guarantee of the creditor’s right of Party B after the previous circumstances occur to such mortgaged property. The compensation or indemnity gained by Party A due to the above reasons shall be deposited into the account designated by Party B. Party B shall have the right to choose any methods under Item (1) to (4) of Article 8.5 hereunder to handle the above money, and Party A shall assist Party B in handling the relevant procedures.

Article XI Realization of Creditor’s Right

11.1 Where Party A fails to perform the matured debts under the main contract or the debt that is declared to be due in advance or Party A violates other agreements under the main contract when the term of the performance of the debt of the main contract expires or the debt of the main contract becomes mature in advance in accordance with the agreement of such main contract, Party B shall have the right to dispose the mortgaged property. Party A shall agree that Party B shall have the right to dispose the mortgaged property by converting it to money, selling or auction.

11.2 The value of the mortgaged property specified by “Mortgaged Property List” hereof or described in Item (5) of Article 2.1 hereof (hereinafter referred to as “tentative value”), whether it is specified in the register of the registration authority, does not indicate the final value of the mortgaged property. Such final value shall be the net amount of the money from Party B’s disposal of the mortgaged property after all taxes are deducted.

In case the mortgaged property is used to pay the creditor’s right of Party B, the tentative value above shall not be taken as the basis that the mortgaged property is paid for the creditor’s right of Party B, whereupon the value of such mortgaged property shall be determined by the agreed consultation of both parties or the fair assessment in accordance with the laws.

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11.3 After the expenses during the process of the sales or auction (including but without limitations to storage fee, assessment fee, auction fee, transfer fee and taxation etc.) are paid, the money gained from Party B’s disposal of the mortgaged property shall be preferentially used to pay the debts under the main contract and the remaining part shall be refunded to Party A.

11.4 Party B shall have the right to apply for the enforcement for the property of Party A beyond such mortgaged property without the pretext that it waives the right of mortgage or must dispose the mortgaged property at first.

11.5 Party A shall not interrupt the realization of the right of mortgage of Party B by any means (including action or inaction).

11.6 No matter whether Party B owns other guarantees upon the creditor’s right under the main contract (including but without limitations to guarantee, mortgage, pledge, letter of guarantee, letter of credit and other patterns of guarantee), no matter when the above guarantees are established or whether valid, whether Party B proposes the claims for rights to other guarantors, whether the third party agrees to bear all or part of the debt under the main contract, whether other guarantees are provided by Party A, the guarantee responsibility of Party A under the main contract shall not be exempted. Party B shall directly require Party A to bear such guarantee responsibility within the scope of the guarantee in accordance with the agreement hereunder and Party A shall not propose any objections.

11.7 Party A shall agree that even the debt under the main contract is eliminated caused by the reason that Party A liquidates the part of such debt under the main contract and Party B realizes other creditor’s rights or any other reasons, Party A shall bear the guarantee responsibility upon the remaining debt within the scope of the guarantee in accordance with the agreements hereunder.

11.8 Party A shall agree that where the debt of Party A under the main contract after Party A bears the guarantee responsibility are not liquidated in full, it shall promise that its claims (including of the prior exercise) subrogation right or right of recourse to other guarantors shall not damage the interests of Party B. It shall agree that the liquidation of the debt under the main contract shall be prior to the achievement of the subrogation right or right of recourse of Party A.

In details, prior to the liquidation of all creditor’s rights of Party B:

(1) Party A shall agree not to claim the subrogation right or right of recourse to other guarantors; in case Party A realizes the above rights, it shall prefer to use the acquired money to pay the creditor’s right of Party B that is not satisfied.

(2) Where the debt under the main contract has other guarantees of the property right, Party A shall agree not to propose the claim of rights upon the guaranty or money after the disposal of such guaranty due to the exercise of the right of recourse or any other reasons. The above guarantee of the property right and the acquired money shall be preferentially used to liquidate to the creditor’s right of Party B that is not satisfied.

(3) In case other guarantors provide the counter guarantee to Party A, the money gained by Party A on the basis of the above counter guarantee shall be preferentially used to liquidate the creditor’s right of Party B that is not satisfied.

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11.9 Party A has fully realized the risks of the interest rate. In case Party B adjusts the level of interest rate, the pattern of the interest calculation or interest settlement in accordance with the agreement under the main contract, causing the addition of the interests, default interest and compound interest Party A shall pay, it shall bear the guarantee responsibility.

Article XII Statement and Commitment of Party A

Party A shall make the following statement and commitment to Party B:

12.1 Party A shall be the legal person registered in accordance with the laws and regulations of the People's Republic of China. Until the date of conclusion hereof, Party A shall be under the state of the normal operation without any factors that are available or expected rationally to possibly cause that Party A cannot operate normally during the period of guarantee.

12.2 Party A shall have the legitimate qualification as a guarantor. The guarantee actions of Party A hereunder shall comply with the provisions of laws, administrative regulations, rules and the articles of association or the documents of the internal organization of Party A and Party A has gained the approvals and authorizations of the internal competent institution of the company and/or the competent authority of State. Party A shall bear all responsibilities arising from that Party A has no right to sign this contract, including but without limitations to compensating the losses of Party B in full due to such case.

12.3 Party A has identified its asset, debt, operation, credit and reputation and has the full knowledge whether it has subject qualification and authority to sign the main contract and all contents of such main contract.

12.4 Party A shall be entitled to the ownership or right of disposal to the mortgaged property pursuant to laws. The mortgaged property shall not be the public facilities, the property that is forbidden to be circulated or transferred without any disputes upon the ownership. The establishment of this mortgage guarantee shall not suffer any limitations or cause any illegal circumstances.

12.5 The mortgaged property shall not be owned jointly by others.

12.6 The mortgaged property shall not have any flaws or burdens that are not notified to Party B, including but without limitations to that the mortgaged property is the limited merchantable thing, sealed up, seized, supervised, leased or detained, the mortgaged property has the default purchasing payment, maintenance fee, payment of the construction project, national taxation, transfer fee of land-use right and damages or the mortgaged property has be set the guarantee by the third party.

12.7 All materials and information in relation to the mortgaged property that Party A provides to Party B shall be authentic, legal, complete and accurate.

12.8 This mortgage guarantee provided by Party A shall not the legal rights and interests of any third parties and violate the agreed or statutory obligations of Party A.

12.9 No matter whether Party A has or will conclude the counter guarantee agreement or the similar agreement with other guarantors, such agreement shall not damage any rights and interests of Party B hereunder lawfully and in fact.

12.10 Party A agrees that Party B shall inquire the credit status of Party A from the credit database established by the approval of the People's Bank of China and the authorized department of the credit investigation or the relevant units and department, and agrees that Party B shall provide the information of Party A to the credit database established by the approval of the People's Bank of China and the authorized department of the credit investigation. Party A agrees that Party B may reasonably use and disclose the information of Party A due to the business requirements.

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12.11 With respect to the circumstance of breach of the contract of Party A, Party B shall have the right to report to the relevant department or unit and make the announcement through the news media.

12.12 Party A has fully understood and agreed with all articles under the main contract, and voluntarily provided the mortgage guarantee of the project in the construction hereunder for the performance of the main contract. All its declarations of will hereunder shall be authentic.

Article XIII Liabilities for Breach of Contract

13.1 Where Party A violates any agreement or any obligation hereunder, or explicitly expresses or indicates by its actions that it refuse to perform any obligation hereunder, or the statement and commitment of Party A under Article XII hereof are untruthful, inaccurate, incomplete or intentionally misunderstood, Party B shall notify Party A in written to correct such violations. In case Party A fails to correct the violations within 5 working days upon the date that Party B sends the above notification, Party B shall have the right to separately or jointly exercise the following rights:

(1) To require Party A to correct the violations within the limited time;

(2) To require Party A to provide new guarantee;

(3) To require Party A to compensate the losses;

(4) To dispose the mortgaged property;

(5) To require Party A to pay the default fine equivalent to 30% of the amount of creditor’s right when Party A breaches the contract;

(6) Other remedial measures approved by laws.

Where the economic losses of Party B caused by the violations of Party A exceed the default fine, Party A shall pay the damages to Party B for the excess.

13.2 Party B shall have the right to choose any method agreed in Item (2) to (4) under Article 8.5 to dispose the money gained from disposal of the mortgaged property, and Party A shall assist with Party B to handle the relevant procedures.

13.3 In case due to the reasons of Party A, this Contract is invalid, or the right of mortgage fails to be created, or the value of the mortgaged property is reduced, or Party B fails to timely or fully realize the right of mortgage, Party B shall have the right to require Party A to repay for the guaranteed debt within the scope of guarantee agreed hereby.

13.4 In case Party B loses the mortgaged property right certificate delivered by Party A due to faults; or Party B fails to timely return the mortgaged property right certificate after the debt under the main contract has been fully repaid or fails to assist with Party A to handle the procedures of cancellation of the mortgage registration after the application of Party A, Party A shall have the right to take the following one or more measures:

(1) To require Party B to bear the expense of handling the mortgaged property right certificate;

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(2) To require Party B to return the mortgaged property right certificate with the limited time or assist with Party A to cancel the mortgaged property registration.

Article XIV Law Application and Disputes Settlement

14.1 This Contract shall be governed by the laws, administrative regulations and departmental rules of the People's Republic of China.

14.2 All disputes arising from the conclusion, effectiveness, performance and interpretation hereof and in relation to this Contract shall be settled through consultations of both parties. In case no agreements reach or neither party is willing to settle the disputes through consultations, either party shall have the right to file a suit to the People’s Court with the jurisdiction where Party B locates.

Article XV Enforced Notarization

15.1 This Contract shall be the document of the creditor’s right with the effectiveness of enforcement through notarization. Party A promises that in case Party A fails to perform or incompletely performs the obligations hereunder, it shall voluntarily accept the enforcement of judicial authority without legal proceedings of first instance and/or second instance; Party B shall directly apply the enforcement for the People’s Court with the jurisdiction in accordance with the provisions of Article 214 (1) of Law of Civil Procedure and meanwhile Party A shall waive the right of defense.

15.2 Both parties jointly confirm that both parties have the full and explicit knowledge of the regulations on the meaning, contents, procedure and effectiveness of the enforced notarization under the relevant laws, administrative regulations, departmental rules and regulatory documents.

15.3 In case Party A fails to perform or improperly performs the document of the creditor’s right with the effectiveness of enforcement through notarization, Party B shall notify Party A in written to correct its violations within 5 working days upon the date of the sending of notification; otherwise Party B shall apply to the notary organs for issuance of the enforcement certificate, and Party A shall make the coordination to complete the procedure of verification in person in the notary organs upon the time notified by Party B. Party A shall make the commitment to full coordinate with the application action of Party B (including but without limitations to complete the procedure of verification in person in the notary organs upon the time notified by Party B in written). In case after receipt of the written notification of Party B, Party A fails to timely perform the above obligations, Party A hereby confirms that under the circumstance of absence of Party A, after the notary organs performs and completes the verification through the internal procedure in accordance with application of Party B, it shall be equal that the notary organs completes the procedure of verification in person and Party A shall fully approve the legal consequences arising from such case.

15.4 The agreement in relation to the enforced notarization under Article XV shall be preferentially executed than that under Article XIV hereof (Law Application and Disputes Settlement).

15.5 Both parties hereof agree that Beijing Fangyuan Notary Office shall handle the legal procedures of the enforced notarization hereunder and issue the notarial certificate.

Article XVI Miscellaneous

16.1 Reservation of Rights

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The rights of Party B hereunder shall have no effects and eliminate any right it shall be entitled in accordance with the laws, regulations and other contracts. Any tolerance, grace, preference or delay to exercise any right hereunder due to breach of this Contract or delay shall not be deemed as a waiver of the rights and interests hereunder or approval or acceptance of any breach of this Contract, and will never effect, disturb and interrupt the continued exercise of such right or any exercise of other rights, and will cause Party B to bear no obligations and responsibilities of Party A.

Even though Party B fails to perform or delays to perform any right under the main contract or part application of any remedy under such main contract, the guarantee responsibility of Party A under the main contract shall never be reduced or exempted due to such case, but in case Party B reduces or exempts the debt under the main contract, the guarantee responsibility of Party A under the main contract shall be reduced or exempted correspondingly.

16.2 Continuity of Obligations

All obligations and joint and several liabilities of Party A hereunder shall be continuous and shall have full binding force upon its successor, receiver, assignee and the subject after change of form of organization or name, combination or separation. Such obligations and liabilities shall never be affected by any dispute, claim and the legal proceeding and any directive of the superior units and any contract and document concluded between Party A under the main contract and any natural person or legal person or be changed due to the bankruptcy or reorganization of Party A, insolvency, deprivation of corporate capacity, change of the articles of association and any modification in essence.

16.3 Dissolution or Bankruptcy of Party A

After entry into the proceedings of dissolution or bankruptcy, Party A shall immediately notify Party B to report the creditor’s right.

16.4 Expenses Assumption

The following expenses shall be borne by Party A:

(1) The expense of the insurance, assessment, registration and notarization in relation to this Contract and the guarantee hereunder shall be borne by Party A.

(2) In case Party A breaches the Contract, all expenses arising from Party B realizing the creditor’s right and right of guarantee (including but without limitations to legal cost, arbitration fee, expense of property preservation, travelling expense, execution fee, assessment fee, charge for auction, notarial fees, service fee, announcement fee and counsel fee, etc.) shall be borne by Party A.

16.5 Notifications

(1) Unless otherwise specified in this Contract, all notifications between both parties hereunder may be served by the special personnel, fax, express mail and E-mail.

Where the notification is served by the special personnel, the receiver shall sign or seal on the service return receipt, and the service date shall be deemed as the signing date by the receiver.

Where the notification is served by fax, the service date shall be the sending date of the fax.

Where the notification is served by the express mail, the service date shall be the third day upon the day of sending the express mail.

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Where the notification is served by E-mail, the service date shall be the date that such E-mail is sent in to the designated system of the receiver (if the receiver designates the special system to receive the E-mail) or E-mail is sent in to any system of the receiver for the first time (if the receiver fails to designate the special system to receive the E-mail).

(2) Unless otherwise specified in this Contract, all notifications between both parties hereunder shall be served by fax, postal delivery, express delivery or other methods agreed by both parties to the following address:

If to Party A:

Address: Jinyuan Road, Xuyi Economic Development Zone, Jiangsu

Post Code: 211700

Contact Person: Zhao Feng

Tel: 0517-88555599

Fax: 0517-88556166

If to Party B:

Address: F/13, Capital Mansion, No. 6, Xinyuan South Road, Chaoyang District, Beijing

Post Code: 100004

Contact Person: Hao He

Tel: 010-84861327

Fax: 010-84861380

(3) In case the mailing address or contact information of either party has changed, it shall be immediately notified to the other party in written form. The losses caused due to failure of immediate notification shall be borne by the changer of such mailing address or contact information.

16.6 This Contract shall go into effect upon signature or seal of name seal and common seal by the legal representatives or authorized representatives of both parties.

16.7 Any matter not covered herein shall be agreed separately by both parties as the appendix hereof. Any appendix, modification or supplementation hereof shall be an integral part hereof with the same legal effect with this contract.

16.8 This Contract shall be made in six copies, each party holding two. The remaining copies shall be used to handle the enforced notarization, mortgage registration and other relevant legal proceedings.

16.9 Party A has read all articles hereof. In accordance with the requirements of Party A, Party B has made the correspondent explanation of the articles upon this Contract. Party A has the full knowledge and understanding of the meaning and the corresponding legal consequences of the articles hereof.

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Article XVII Mortgaged Property List

The mortgaged property list hereof shall be as follows:

Mortgaged Property List

Name of mortgaged property	Ownership certificate No. and other certificates No.	Domicile	Amount	Amount of mortgage	Value of the mortgaged property (RMB ten thousand)	Amount mortgaged for other creditor’s rights (RMB ten thousand)	Remarks

As of October 31, 2012, the net book value of the above mortgaged property shall be RMB (in words) One Hundred and Thirty Million Two Hundred and Seventy-four Thousand and Nine Yuan and Fifty-five Cents Only, and the assessed present value shall be RMB (in words) One Hundred and Forty-four Million Seventeen Thousand Four Hundred and Eighty-one only (the base date of the assessment shall be October 31, 2012).

(Remainder of this page is intentionally left blank)

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The signing page of Contract for Personal Property Mortgage in Maximum Amount with number of [P2012M11SCSDQ0001-0009] (Remainder of this page is intentionally left blank)

Party A: Chisen Electric Jiangsu Co., Ltd. (Official seal)

Legal representative or authorized representative (signature/seal)  /s/ Authorized Representative

Signed on: December 17, 2012

Party B: CITIC Trust Co., Ltd. (Official seal)

Legal representative or authorized representative (signature/seal)  /s/ Authorized Representative

Signed on: December 17, 2012

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